Exhibit 23.3

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan
S-8	333-177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-177841	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

S-8	333-184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183433	Liberty Interactive Corporation 2002 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183432	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183253	Liberty Media 401(k) Savings Plan
S-8	333-201010	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-202436	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-204879	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-207326	Zulily, Inc. 2009 Equity Incentive Plan and Zulily, Inc. 2013 Equity Plan
S-8	333-209872	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-214681	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222062	Liberty Incentive Corporation 2016 Omnibus Incentive Plan
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan

of our report dated March 1, 2018, with respect to the consolidated balance sheet and related notes of HSN, Inc.,  included in this Annual Report (Form 10-K) of Liberty Interactive Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Tampa, Florida
March 1, 2018